We consent to the reference to our firm under the caption "Experts" and to the use of our reports on the JPF Variable Annuity Separate Account dated March 23, 2001, and Jefferson Pilot Financial Insurance Company and Subsidiaries dated February 5, 2001, included in Post Effective Amendment No. 2 (Form N-4, No. 333-94539) under the Securities Act of 1933 and Amendment No. 7 (Form N-4, No. 811-09779) under the Investment Company Act of 1940 and related Statement of Additional Information of The Pilot Classic Variable Annuity issued by Jefferson Pilot Financial Insurance Company.


Greensboro, North Carolina
April 17, 2001